Exhibit 10.6

                                   JERRY SWON
                              EMPLOYMENT AGREEMENT

      EMPLOYMENT AGREEMENT (the "Agreement"), dated as of April 1, 2001, by and between Millennium Biotechnologies, Inc., a Delaware corporation ("Company") and Jerry Swon ("Executive").

      WHEREAS, Company desires to employ Executive as the President and Chief Executive Officer of Company, and Executive desires to be so employed by Company, on the terms and conditions herein provided.

      NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

            1. Employment. During the term of this Employment Agreement, as defined in section 2 hereof (the "Term"), Company shall employ Executive, and Executive shall render services to Company as President and Chief Executive Officer of the Company. Executive shall also be appointed to serve on the Board of Directors during the Term. Executive shall have such duties as are consistent with the positions of President and Chief Executive Officer. Executive shall devote his best efforts to the performance of his duties under this Employment Agreement and shall perform them faithfully, diligently and competently. The Executive may engage in other business or investment opportunities provided the same do not conflict with the Executive's duties hereunder or the business of the Company. The Executive represents and warrants that neither the execution by him of this Agreement nor the performance by him of his duties and obligations hereunder will violate any agreement to which he is a party or by which he is bound.

            2. Term of Employment. Unless earlier terminated as provided in this Employment Agreement, the term of Executive's employment under this Employment Agreement (the "Term") shall commence on the date hereof (the "Effective Date") and continue until five years from the date hereof.

            3. Compensation.

                  (a) Base Salary. Company shall pay to Executive throughout the Term an annual salary (the "Base Salary"), payable in accordance with the Company's customary policies. The Base Salary shall be at the rate of $150,000 per year for the first year of the Term; $250,000 per year for the second year of the Term; and $300,000 per year for the third through fifth year of the Term. In the first year of the Term, payment of up to 40% of the Base Salary shall be deferred until such time as the Company, in its reasonable judgment, has the financial resources to pay such deferred compensation. The Company acknowledges deferred compensation due to the Executive in the amount of $15,000 for services rendered in the period of November 10, 2000 through March 30, 2001 which deferred compensation shall be paid at the same time as payment of the deferred compensation referenced in the prior sentence.

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                  (b)  Discretionary  Bonus.  In  addition  to the Base  Salary,
Company shall pay to Executive a discretionary bonus, payable annually during each year of the term, at the sole and exclusive discretion of the Company.

            4. Benefits.

                  (1) General Fringe Benefits. Executive shall be entitled to participate in the life, hospitalization, health, accident and disability insurance plans, health programs, pension plans, and other benefit and compensation plans generally available to senior executives of Company from time to time. In addition, commencing in the first calendar year in which the Company achieves annual revenues in excess of $5,000,000, the Company, at its sole expense, shall provide Executive with life insurance coverage (the beneficiary to be designated by Executive) in an amount not less than $1,000,000.

                  (2) Reimbursements. Company shall pay or reimburse Executive for all reasonable expenses actually incurred or paid by Executive during the Term in the performance of Executive's duties to Company upon presentation by Executive of expense statements or vouchers.

                  (3) Automobile. Company shall pay Executive $1,500 per month as full reimbursement for any and all expenses relating to the use of an automobile during the Term in the performance of Executive's duties to Company, including insurance, maintenance and garage.

                  (4) Vacation.  The Executive  shall be entitled to twenty five
(25) days paid vacation each year during the Term in accordance with the applicable policies of the Company.

            5. Termination of Employment.

                  (a) Death. Executive's employment shall terminate upon his death, and in such event, the estate or other legal representative of Executive shall be entitled to receive (A) Executive's Base Salary for a period equal to the lesser of (i) one (1) year from the date of death or (ii) the balance of the Term; (B) all compensation, Discretionary Bonus, and any Options which have been granted to the Executive (the vesting date of which shall accelerate as of the date of death) and benefits that are accrued and unpaid as of the date of death.

                  (b) Termination by Company. Executive's employment may be terminated at the option of Company by notice to Executive (i) as a result of Executive's disability as provided n section 5(b)(i) hereof, or (ii) for "cause" as defined and provided in section 5(b)(ii) hereof.

                        (i) Disability. As used in this Employment Agreement, the term "disability" shall mean a physical or mental disability or incapacity, whether total or partial, of Executive that, in the good faith determination of Company's Directors or based upon reasonably competent medical advice, has prevented him from performing substantially all of his duties under this Employment Agreement during a period of three (3) consecutive months or for 120 days during any twelve month period. If Company shall terminate

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

      Executive's employment pursuant to this section 5(b), Executive shall be entitled to continue to receive his Base Salary for a period of one (1) year from the date of termination (but not exceeding the balance of the Term), as well as (A) all compensation, Discretionary Bonus and benefits that are accrued and unpaid as of the date of disability; and (B) any Options which have been granted to the Executive, the vesting date of which shall accelerate as of the date of termination.

                        (ii) Discharge for "Cause". If Executive (A) neglects his duties hereunder in a material manner and such neglect shall not be discontinued within five (5) business days after written notice to Executive thereof; (B) is convicted of a felony or other crime involving fraud, moral turpitude or material loss to the Company; (C) materially breaches his affirmative or negative covenants or undertakings hereunder and such breach shall not be remedied within five (5) business days after written notice to Executive thereof; or (D) in bad faith, commits any act or omits to take any action, to the material detriment of hereunder for "cause"; and Executive shall have no right to receive any compensation or benefit from Company hereunder on and after the effective date of such notice, except for compensation, Discretionary Bonus and benefits that are accrued and unpaid as of the date of termination.

                  (c) Termination by Executive for "Good Reason or termination by the Company without Cause". In the event of: (i) a reduction in the nature or scope of Executive's titles, authorities, powers, duties, or responsibilities hereunder; (ii) a change in the method or formula for determining the Bonus from that set forth in section 3(b) or 3(c) hereof which results in a decrease in the amount of the Bonus payable to the Executive thereunder; (iii) the removal of Executive as a member of the Board of Directors of Company, unless such removal occurs after the termination of Executive's employment for "cause"; (iv) a sale of all or substantially all of the ownership interests or assets of Company, (v) a merger or consolidation of the Company with any other corporation or entity in which the shareholders of the Company own less than 51% of the stock of the controlling or surviving entity following such merger or consolidation; (vi) a "change-in-control" of the Company, defined as any person or entity becoming a "beneficial owner" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended from time to time) directly or indirectly of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities; or (vii) Company's materially breaching its affirmative or negative covenants or undertakings hereunder and such breach shall not be remedied within fifteen (15) days after notice to Company thereof (which notice shall be signed by Executive and refer to a specific breach of this Employment Agreement); then Executive may at any time by notice terminate Executive's employment hereunder for "good reason". In the event of such termination or in the event the Company shall terminate the Executive's employment without cause, the Company shall pay to Executive (A) his Base Salary through the date of termination, (B) Discretionary Bonus and benefits that are accrued and unpaid as of the date of termination; (C) the additional amounts described in section 5(e)(iii) hereof; and (D) any Options which have been granted to the Executive, the vesting date of which shall accelerate as of the date of termination.

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

                  (d) Expiration of Term. Upon the expiration of the Term, and provided that (i) neither Executive nor Company shall have terminated Executive's employment hereunder prior thereto, (ii) Executive shall have observed and performed all of his material duties and obligations hereunder, and shall not have been in default of any of his agreements, covenants or representations hereunder, in both instances throughout the Term, and (iii)
Executive's employment with Company shall not thereafter be continued, then Company shall pay to Executive the amounts described in section 5(e)(i) and (ii) hereof.

                  (e) Termination Benefits.

                        (i) Upon the expiration of the Term or the termination of Executive's employment for any reason hereunder, the rights and benefits of Executive under Company's employee benefit plans and programs shall be determined in accordance with the provisions of such plans and programs.

                        (ii) Upon the expiration of the Term, Company shall pay to Executive, in addition to any and all amounts which may otherwise be due to Executive hereunder, an amount equal to one (1) times Executive's then Base Salary, payable in equal monthly installments, on the first of each month, during the Non-Compete Period.


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

                        (iii) Upon the termination of Executive's employment during the Term by Company other than for "cause" or "disability", or upon the termination of Executive's employment by Executive with "good reason", Company shall pay to Executive, in addition to any and all amounts which may otherwise be due to Executive hereunder, an amount equal to two and one half (2.5) times Executive's then Base Salary, payable in full within thirty (30) days of the date of termination.

            6. Prohibited Activities.

                  (a) Non-Compete Period. For the purposes of this Employment Agreement, the term "Non-Compete Period" shall mean the Term, and if Executive's employment is terminated by Company for "cause", by Executive without "good reason", or so long as Company pays Executive the termination benefit specified in paragraph 5(e)(ii) above, an additional period of one (1) year from and after the date of termination.

                  (b) Non-competition. During the Non-Compete Period, Executive shall not directly or indirectly compete with, be engaged in the business of, be employed by, act as a consultant to, or be a director, officer, employee, owner or partner of, any person or entity which is engaged in the primary business of the Company at such time and in the territories served by the Company in such business during the Non-Compete Period.

                  (c) Solicitation of Employees. During the Non-Compete Period, Executive shall not directly or indirectly employ, or solicit to leave Company's employ, or solicit to join the employ of another person or entity (including any such person or entity owned or controlled, directly or indirectly, by Executive) any employee of Company or any person who has been such an employee during the twelve months preceding Executive's date of termination.

                  (d) Confidential Information. During and at all times subsequent to the Term, Executive shall keep secret and shall not exploit or disclose or make accessible to any person or entity, except in furtherance of the business of Company, and except as may be required by law or legal process, any confidential business information of any type that was acquired or developed by either Company or any of its subsidiaries or affiliates, or Executive, prior to or during the Term. In addition, the term "confidential business information" shall not include information which is or becomes generally available to the public other than as a result of a disclosure by Executive; or was available to Executive prior to any employment by Company as a result of his general business experience.

                  (e) Divisibility. The provisions contained in this section 6 as to the time period and scope of activities restricted shall be deemed divisible, so that if any provision contained in this section is determined to be invalid or unenforceable, that provision shall be deemed modified so as to be valid and enforceable to the full extent lawfully permitted.

                  (f) Relief. Executive acknowledges that the provisions of this section are reasonable and necessary for the protection of Company and that Company will be irreparably

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

damaged if such covenants are not specifically enforced. Accordingly, it is agreed that Company will be entitled to injunctive relief for the purpose of restraining Executive from violating such covenants (and no bond or other security shall be required in connection therewith), in addition to any other relief to which Company may be entitled.

            7. Work for Hire.

                  Any and all formulations, devices, materials, technology or other inventions (collectively "Inventions") made, developed or created by the Executive (whether at the request or suggestion of the Company or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the Term, will be promptly and fully disclosed by the Executive to the Company and shall be the Company's exclusive property. The Executive will promptly deliver to the Company all papers, drawings, models, data and other material relating to any Invention made, developed or created by him as aforesaid. The Executive acknowledges that any Inventions developed, made, or created by the Executive during the Term shall be deemed "Works for Hire" and that the Company shall have the exclusive right to copyright, patent or otherwise protect such Inventions. The Executive further acknowledges that any contribution made by the Executive prior to the commencement of the Term with respect to the formulation of Resurgex(TM) or any other product which the Company may hereinafter produce shall be deemed to be Inventions created and developed during the Term as a work for hire on behalf of the Company.

                  Executive agrees to assign to the Company its successors, legal representatives and assigns all rights, including patent rights, in and to any such Inventions and further agrees to cooperate with the Company if the Company pursues patent protection for such Inventions. Specifically, and without limitation, Executive agrees to communicate to the Company any facts known to the Executive respecting said Invention, to sign all lawful papers, to execute all divisional, continuing and reissue applications, to make all declarations and to generally do everything possible to assist the Company to obtain and to enforce patent rights for said Invention in the United States and abroad.

            8. Miscellaneous.

                  (a) Survival. The covenants and agreements set forth in this Employment Agreement shall survive Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

                  (b)  Headings.   The  section   headings  of  this  Employment
Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Employment Agreement.

                  (c) Assignment. This Employment Agreement shall not be assignable by Executive without the prior written consent of Company, and shall inure to the benefit of and be binding upon Executive and his legal representatives.

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

                  (d) Territory. Executive shall not be required to relocate or render services hereunder in any geographic area beyond a radius of thirty-five
(35) miles from Greenwich, Connecticut; provided however, that Executive may be required to travel for business purposes from time to time, subject to Executive's reasonable approval.

                  (e) Governing Law. This Employment Agreement shall be governed by and construed in accordance with the law of the State of New York applicable to agreements made and to be performed in that State, without reference to its principles of conflicts of law.

                  (f) Arbitration; Consent to Jurisdiction. Any controversy or claim arising out of or relating to this Employment Agreement including, without limitation, the interpretation or the breach thereof, shall be settled by arbitration in the City, County and State of New York in accordance with the Commercial Arbitration Rules of the American Arbitration Association then obtaining, and judgment upon the award rendered by a panel of three (3) Arbitrators may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, this agreement to arbitrate shall not bar either party from seeking temporary or provisional remedies in any Court having jurisdiction thereof. Company and Executive hereby consent and submit to the personal jurisdiction of the United States District Court for the Southern
District of New York and any New York State court of competent jurisdiction located in New York County, New York in any suit, action or proceeding (other than as provided in the first sentence of this section) arising out of or relating to this Employment Agreement.

                  (g) Notices. All notices, requests, demands and other communications (collectively, "Notices") that are required or may be given under this Employment Agreement, shall be in writing, signed by the party or the attorney for that party. All Notices shall, except as otherwise specifically provided herein to the contrary, be deemed to have been duly given or made: if by hand, immediately upon delivery; if by telecopier or similar device, immediately upon sending, provided notice is sent on a business day during the hours of 9:00 a.m. and 6:00 p.m. E.S.T., but if not, then immediately upon the beginning of the first business day after being sent; if by Federal Express, Express Mail or any other overnight delivery service, one day after being placed in the exclusive custody and control of said courier; and if mailed by certified mail, return receipt requested, five (5) business days after mailing. All notices are to be given or made to the parties at the following addresses (or to such other address as either party may designate by notice in accordance with the provisions of this section):


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            If to Company at:

                  Millennium Biotechnologies, Inc.
                  One Anderson Hill Road, Suite 103
                  Bernardsville, NJ 07924
                  Telephone: 908-630-8700
                  Facsimile: 908-630-0653

            with a copy to:

                  Silverman, Chernis, Shin & Byrne, P.C.
                  381 Park Avenue South, Suite 1601
                  New York, New York  10016
                  Telephone:  (212) 779-8600
                  Facsimile:  (212) 779-8858

            If to Executive at:

                  Jerry T. Swon
                  5 Kerby Lane
                  Mendham, NJ 07945

                  (a) Enforceability. If any provision of this Employment Agreement is invalid or unenforceable, the balance of this Employment Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

                  (b) Waiver. The failure of a party to this Employment Agreement to insist on any occasion upon strict adherence to any term of this Employment Agreement shall not be considered to be a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Employment Agreement. Any waiver must be in writing.

                  (c) Complete Agreement. This Employment Agreement supersedes any prior or contemporaneous agreements between the parties with respect to its subject matter, is intended as a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter, and cannot be changed or terminated orally. Specifically, and not in limitation of the foregoing, the Executive and the Company agree that the Mandatory Bonus supercedes any prior agreement and/or understanding between the Company and the Executive with respect to the payment of royalties, fees or other compensation in connection with the sale of the Company's products.


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            IN WITNESS  WHEREOF,  the  parties  have  executed  this  Employment
Agreement as of the date first above written.

                                       MILLENNIUM BIOTECHNOLOGIES, INC.

                                       By:______________________________________

                                       Its:_____________________________________

                                       /s/ Jerry Swon
                                       -----------------------------------------
                                       Jerry T. Swon
                                       Executive


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